                               EXHIBIT 3(b)






















                      HASTINGS MANUFACTURING COMPANY

                         (A Michigan Corporation)


                                  BYLAWS



















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                      HASTINGS MANUFACTURING COMPANY

                         (A Michigan Corporation)

                                  BYLAWS

                             TABLE OF CONTENTS

                                                                       PAGE

ARTICLE I - OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II - MEETINGS OF SHAREHOLDERS. . . . . . . . . . . . . . . . . .  1

    Section  1.    Times and Places of Meetings. . . . . . . . . . . . .  1
    Section  2.    Annual Meetings . . . . . . . . . . . . . . . . . . .  1
    Section  3.    Notice of Annual Meeting. . . . . . . . . . . . . . .  1
    Section  4.    Shareholder List. . . . . . . . . . . . . . . . . . .  1
    Section  5.    Special Meetings. . . . . . . . . . . . . . . . . . .  2
    Section  6.    Notice of Special Meetings. . . . . . . . . . . . . .  2
    Section  7.    Quorum. . . . . . . . . . . . . . . . . . . . . . . .  2
    Section  8.    Vote Required . . . . . . . . . . . . . . . . . . . .  2
    Section  9.    Voting Rights . . . . . . . . . . . . . . . . . . . .  2
    Section 10.    Conduct of Meetings . . . . . . . . . . . . . . . . .  3
    Section 11.    Inspectors of Election  . . . . . . . . . . . . . . .  3

ARTICLE III - DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . .  4

    Section  1.    Number and Term of Directors. . . . . . . . . . . . .  4
         (a)       Number of Directors . . . . . . . . . . . . . . . . .  4
         (b)       Classification. . . . . . . . . . . . . . . . . . . .  4
         (c)       Vacancies and Newly Created
                   Directorships . . . . . . . . . . . . . . . . . . . .  4
         (d)       Amendment . . . . . . . . . . . . . . . . . . . . . .  4
    Section  2.    Qualifications of Directors . . . . . . . . . . . . .  5
    Section  3.    Powers. . . . . . . . . . . . . . . . . . . . . . . .  5
    Section  4.    Resignation . . . . . . . . . . . . . . . . . . . . .  5
    Section  5.    Removal . . . . . . . . . . . . . . . . . . . . . . .  5
    Section  6.    Nominations of Director Candidates. . . . . . . . . .  6
    Section  7.    Compensation of Directors . . . . . . . . . . . . . .  7
    Section  8.    Places of Meetings. . . . . . . . . . . . . . . . . .  7
    Section  9.    First Meeting of Newly Elected Board. . . . . . . . .  7
    Section 10.    Regular Meetings. . . . . . . . . . . . . . . . . . .  7
    Section 11.    Special Meetings. . . . . . . . . . . . . . . . . . .  7
    Section 12.    Purpose Need Not be Stated. . . . . . . . . . . . . .  8
    Section 13.    Quorum. . . . . . . . . . . . . . . . . . . . . . . .  8
    Section 14.    Action Without a Meeting. . . . . . . . . . . . . . .  8
    Section 15.    Meeting by Telephone or Similar
                   Equipment . . . . . . . . . . . . . . . . . . . . . .  8
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                                                                       PAGE

    Section 16.    Written Notice. . . . . . . . . . . . . . . . . . . .  8
    Section 17.    Waiver of Notice. . . . . . . . . . . . . . . . . . .  8

ARTICLE IV - COMMITTEES OF DIRECTORS . . . . . . . . . . . . . . . . . .  9

    Section  1.    Executive Committee . . . . . . . . . . . . . . . . .  8
    Section  2.    Audit Committee . . . . . . . . . . . . . . . . . . .  9
    Section  3.    Compensation Committee. . . . . . . . . . . . . . . .  9
    Section  4.    Nominating Committee. . . . . . . . . . . . . . . . .  9
    Section  5.    Other Committees. . . . . . . . . . . . . . . . . . .  9
    Section  6.    Committee Meetings. . . . . . . . . . . . . . . . . . 10

ARTICLE V - OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . 10

    Section  1.(a) Central Staff . . . . . . . . . . . . . . . . . . . . 10
               (b) Divisional Officers . . . . . . . . . . . . . . . . . 10
    Section  2.    Qualifications of Officers. . . . . . . . . . . . . . 11
    Section  3.    Chairman of the Board . . . . . . . . . . . . . . . . 11
    Section  4.    President or Presidents . . . . . . . . . . . . . . . 11
    Section  5.    Chief Executive Officer or Officers . . . . . . . . . 11
    Section  6.    Chief Operating Officer . . . . . . . . . . . . . . . 12
    Section  7.    Vice Presidents . . . . . . . . . . . . . . . . . . . 12
    Section  8.    Secretary . . . . . . . . . . . . . . . . . . . . . . 12
    Section  9.    Treasurer . . . . . . . . . . . . . . . . . . . . . . 13
    Section 10.    Assistant Secretary and Assistant
                   Treasurer . . . . . . . . . . . . . . . . . . . . . . 13
    Section 11.    Other Officers. . . . . . . . . . . . . . . . . . . . 13

ARTICLE VI - INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . 13

    Section  1.    Indemnification Other Than in Actions
                   by or in the Right of the
                   Corporation . . . . . . . . . . . . . . . . . . . . . 13
    Section  2.    Indemnification in Actions by or in
                   the Right of the Corporation. . . . . . . . . . . . . 14
    Section  3.    Expenses. . . . . . . . . . . . . . . . . . . . . . . 15
    Section  4.    Authorization of Indemnification. . . . . . . . . . . 15
    Section  5.    Advancing of Expenses . . . . . . . . . . . . . . . . 15
    Section  6.    Partial Indemnification . . . . . . . . . . . . . . . 16
    Section  7.    Indemnification Hereunder Not
                   Exclusive . . . . . . . . . . . . . . . . . . . . . . 16
    Section  8.    Insurance . . . . . . . . . . . . . . . . . . . . . . 17
    Section  9.    Mergers . . . . . . . . . . . . . . . . . . . . . . . 17
    Section 10.    Savings Clause. . . . . . . . . . . . . . . . . . . . 17
    Section 11.    Definitions . . . . . . . . . . . . . . . . . . . . . 17
    Section 12.    Construction. . . . . . . . . . . . . . . . . . . . . 18

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                                                                       PAGE

ARTICLE VII - SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . 18

    Section  1.    Subsidiaries. . . . . . . . . . . . . . . . . . . . . 18
    Section  2.    Subsidiary Officers Not Executive
                   Officers. . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE VIII - CERTIFICATES OF STOCK . . . . . . . . . . . . . . . . . . 19

    Section  1.    Form. . . . . . . . . . . . . . . . . . . . . . . . . 19
    Section  2.    Facsimile Signature . . . . . . . . . . . . . . . . . 19
    Section  3.    Lost Certificates . . . . . . . . . . . . . . . . . . 19
    Section  4.    Transfers of Stock. . . . . . . . . . . . . . . . . . 19
    Section  5.    Fixing of Record Date by Board. . . . . . . . . . . . 20
    Section  6.    Provision for Record Date in the
                   Absence of Board Action . . . . . . . . . . . . . . . 20
    Section  7.    Adjournments. . . . . . . . . . . . . . . . . . . . . 20
    Section  8.    Registered Shareholders . . . . . . . . . . . . . . . 20

ARTICLE IX - GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . 21

    Section  1.    Dividends . . . . . . . . . . . . . . . . . . . . . . 21
    Section  2.    Reserves. . . . . . . . . . . . . . . . . . . . . . . 21
    Section  3.    Checks. . . . . . . . . . . . . . . . . . . . . . . . 21
    Section  4.    Fiscal Year . . . . . . . . . . . . . . . . . . . . . 21
    Section  5.    Seal. . . . . . . . . . . . . . . . . . . . . . . . . 21
    Section  6.    Written Waiver of Notice. . . . . . . . . . . . . . . 21

ARTICLE X - AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . 21



















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                                B Y L A W S

                                    OF

                      HASTINGS MANUFACTURING COMPANY


                                 ARTICLE I

                                  OFFICES

          The corporation may have offices at such places, both within and without the State of Michigan as the Board of Directors may from time to time determine or the business of the corporation may require.


                                ARTICLE II

                         MEETINGS OF SHAREHOLDERS

     SECTION 1. TIMES AND PLACES OF MEETINGS. All meetings of the shareholders shall be held, except as otherwise provided by statute or these Bylaws, at such time and place as may be fixed from time to time by the Board of Directors.

     SECTION 2. ANNUAL MEETINGS. Annual meetings of the shareholders shall be held at the principal office of the corporation in the City of Hastings, State of Michigan, at a date designated by the Board of Directors from time to time, between February 1 and June 1 of each year.

     SECTION 3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting shall be given personally or by mail to each shareholder entitled to vote thereat at least twenty (20) days before the date of the meeting. Attendance of a shareholder at a meeting shall constitute a waiver of notice, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 4. SHAREHOLDER LIST. The officer or agent who has charge of the stock ledger of the corporation shall prepare and make before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged by class or series in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during the whole time thereof, and may be inspected by any shareholder who is present.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the shareholders may be called by an executive officer whenever directed by the Board of Directors, or by the Chief Executive Officer. Such request shall state the purpose of the proposed meeting. Special meetings of shareholders may be held within or without the State of Michigan as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 6. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting of shareholders, stating the time, place and object thereof, shall be given personally or by mail to each shareholder entitled to vote thereat, at least ten (10) days before the date fixed for the meeting.

     SECTION 7. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

          Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum. When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at that meeting, unless a greater or lesser quorum is provided by statute or the Articles of Incorporation.

     SECTION 8. VOTE REQUIRED. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 9. VOTING RIGHTS. Except as otherwise provided by the Articles of Incorporation or the resolution or resolutions of the Board of Directors creating any class of stock, each shareholder shall at every meeting of shareholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such shareholder. In all elections for directors the vote shall be taken by ballot. A proxy shall be valid only with respect to the particular meeting, or any adjournment or adjournments thereof, to which it specifically pertains.

     SECTION 10. CONDUCT OF MEETINGS. Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

          (a) The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. If, in his absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any one (1) meeting of shareholders or part thereof, he shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

          (b) If disorder should arise which prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

          (c) The chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

          (d) A resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy and seconded by an individual who is a shareholder or a duly authorized proxy other than the individual who proposed the resolution or motion.

     SECTION 11. INSPECTORS OF ELECTION. The Board of Directors or, if they shall not have so acted, the Chief Executive Officer, may appoint, at or prior to any meeting of shareholders, one or more persons (who may be employees of the corporation) to serve as inspectors of election. The inspectors so appointed shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

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                                ARTICLE III

                                 DIRECTORS

     SECTION 1. NUMBER AND TERM OF DIRECTORS. Members of the Board of Directors of the corporation shall be selected, replaced and removed as follows:

          (a) NUMBER OF DIRECTORS. The number of the directors of the corporation shall be fixed from time to time by resolution adopted by the affirmative vote of at least eighty percent (80%) of the entire Board of Directors but shall not be less than nine
     (9) nor more than twelve (12).

          (b) CLASSIFICATION. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the common stock as to dividend or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

          (c) VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights of the holders of any series of preferred stock then outstanding, any vacancy occurring in the Board of Directors caused by resignation, removal, death, disqualification or other incapacity, and any newly created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of directors then in office, whether or not a quorum. Each director chosen to fill a vacancy or a newly created directorship shall hold office until the next election of directors by the shareholders. When the number of directors is changed, any newly created or eliminated directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (d) AMENDMENT. Notwithstanding Article X or any other provision of these Bylaws, the provisions of this Section 1 of
     Article III of the Bylaws of this corporation shall not be amended, altered, modified or repealed except upon the affirmative vote of a majority of the outstanding shares of stock of the corporation entitled to vote in elections of directors;

     provided, however, that the foregoing provisions regarding shareholder approval of any amendment to or alteration, modification or repeal of this Section 1 of Article III of the Bylaws shall not apply to any amendment, alteration, modification or repeal which has been approved by the affirmative vote of eighty percent (80%) of the entire Board of Directors, which shall include the affirmative vote of at least one (1) director of each class of the Board of Directors.

     SECTION 2. QUALIFICATIONS OF DIRECTORS. All directors of this corporation shall be and remain at all times shareholders thereof. A director shall cease to be qualified as such upon sale or transfer of all of his holdings in the corporation.

     SECTION 3. POWERS. The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     SECTION 4. RESIGNATION. Any director may resign at any time and such resignation shall take effect upon receipt of written notice thereof by the corporation, or at such subsequent time as set forth in the notice of resignation.

     SECTION 5. REMOVAL. Any director may be removed from office at any time, but only for cause, and only if removal is approved as set forth below.

          Except as may be provided otherwise by law, cause for removal shall be construed to exist only if: (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal;
(ii) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence, or misconduct, in the performance of his duty to the corporation in a matter of substantial importance to the corporation and such adjudication is no longer subject to a direct appeal;
(iii) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his ability as a director of the corporation; or (iv) the director's actions or failure to act are deemed by the Board of Directors to be in derogation of the director's duties.

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          Removal for cause, as cause is defined in (i) and (ii) above, must be approved by at least a majority of the total number of directors or by at least a majority vote of the shares of the corporation then entitled to be voted at an election for that director, and the action for removal must be brought within one year of such conviction or adjudication.
Removal for cause, as cause is defined in (iii) and (iv) above, must be approved by at least two-thirds (2/3) of the total number of directors.
For purposes of this paragraph, the total number of directors will not include the director who is the subject of the removal determination, nor will such director be entitled to vote thereon.

     SECTION 6.  NOMINATIONS OF DIRECTOR CANDIDATES.

          (a) Nominations of candidates for election for directors of the corporation at any meeting of shareholders called for election of directors (an "Election Meeting") may be made by the Board of Directors or by any shareholders entitled to vote at such Election Meeting.

          (b) Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than thirty
     (30) days prior to the date of the Election Meeting, and such nominations shall be reflected in the minute books of the corporation as of the date made. At the request of the Secretary of the corporation, each proposed nominee shall provide the corporation with such information concerning himself as is required under the rules of the Securities and Exchange Commission, to be included in the corporation's proxy statements soliciting proxies for his election as a director.

          (c) Any shareholder who intends to make a nomination at the Election Meeting shall deliver, not less than one hundred twenty
     (120) days prior to the date of notice of the Election Meeting in the case of an annual meeting, and not more than seven (7) days following the date of notice of the meeting in the case of a special meeting, a notice to the Secretary of the corporation setting forth: (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of capital stock of the corporation which are beneficially owned by each such nominee; (iv) a statement that the nominee is willing to be nominated; and (v) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees.

          (d) If the chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

     SECTION 7. COMPENSATION OF DIRECTORS. Each director who is not a salaried officer of the corporation may receive as compensation for his services in that capacity such sums and such benefits as shall from time to time be determined by the Board of Directors, plus traveling expenses and other expenses necessary for attendance at regular or special meetings of the Board of Directors and committees of the board. Members of special or standing committees may be allowed like compensation for attending committee meetings. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 8. PLACES OF MEETINGS. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Michigan.

     SECTION 9. FIRST MEETING OF NEWLY ELECTED BOARD. The first meeting of each newly elected Board of Directors shall be held following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     SECTION 10. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     SECTION 11. SPECIAL MEETINGS. Subject to the provisions of Section 16 of this Article III, special meetings of the Board of Directors may be called by the Chairman, Chief Executive Officer, or Secretary or by any two
(2) directors on one (1) days' notice to each director.

     SECTION 12. PURPOSE NEED NOT BE STATED. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

     SECTION 13. QUORUM. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum shall be acts of the Board of Directors except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 14. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, all members of the board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes or proceedings of the board or committee.

     SECTION 15. MEETING BY TELEPHONE OR SIMILAR EQUIPMENT. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such board or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     SECTION 16. WRITTEN NOTICE. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram. Notwithstanding the foregoing, notice shall also be given by telegram if the date of the meeting to which such notice relates is within three (3) days of the date that such notice is given.

     SECTION 17. WAIVER OF NOTICE. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened.

                                ARTICLE IV

                          COMMITTEES OF DIRECTORS

     SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may appoint an Executive Committee whose membership shall consist of such members of the Board of Directors as it may deem advisable from time to time to serve during the pleasure of the board. The Board of Directors may also appoint directors to serve as alternates for members of the committee in the absence or disability of regular members. The Board of Directors may fill any vacancies as they occur. The Executive Committee shall have and may exercise the powers of the Board of Directors in the management of the business affairs and property of the corporation during the intervals between meetings of the Board of Directors, subject to law and to such limitations and control as the Board of Directors may impose from time to time.

     SECTION 2. AUDIT COMMITTEE. The Audit Committee, if there be one, shall cause a suitable examination of the financial records and operations of the corporation and its subsidiaries to be made by the corporation. The Audit Committee shall also recommend to the Board of Directors the employment of independent certified public accountants to examine the financial statements of the corporation and its subsidiaries; and report to the Board of Directors at least once each calendar year.

     SECTION 3. COMPENSATION COMMITTEE. The Compensation Committee, if there be one, shall review the personnel policies, plans and programs of the corporation, including individual salaries of executive officers, and submit recommendations to the Board of Directors. The Compensation Committee shall also recommend to the Board of Directors the retainer and attendance fee for nonemployee directors.

     SECTION 4. NOMINATING COMMITTEE. The Nominating Committee, if there be one, shall develop and recommend to the Board of Directors criteria for the selection of candidates for director, to seek out and receive suggestions concerning possible candidates, to review and evaluate the qualifications of possible candidates and to recommend to the Board of Directors candidates for vacancies occurring from time to time and for the slate of directors to be proposed on behalf of the Board of Directors at the annual meeting of shareholders. The Nominating Committee will consider nominees recommended by the shareholders, as properly submitted to the Secretary of the corporation.

     SECTION 5. OTHER COMMITTEES. The Board of Directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them.

     SECTION 6. COMMITTEE MEETINGS. Each committee provided for above shall meet as often as its business may require and may fix a day and time each week or at other intervals for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine. Special meetings of the committees may be called by the chairman of the committee or any two (2) members other than the chairman, and notice thereof may be given to the members by telephone, telegram or letter. A majority of its members shall constitute a quorum for the transaction of the business of any of the committees. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.


                                 ARTICLE V

                                 OFFICERS

     SECTION 1.

          (a) CENTRAL STAFF. The executive officers of the corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer who shall be appointed by the Board of Directors at its first meeting after each regular annual meeting of shareholders. The Board of Directors may also appoint such other officers as they may deem necessary. The dismissal of an officer, the appointment of an officer to fill the place of one who has been dismissed or has ceased for any reason to be an officer, the appointment of any additional officers, and the change of an officer to a different office may be made by the Board of Directors at any later meeting. Each officer shall hold office for one year and until their respective successor shall have been elected and qualified. Any two (2) of the above offices, except those of the President and Vice President may be held by the same person.

          (b) DIVISIONAL OFFICERS. The Board of Directors or the Chief Executive Officer may, as they shall deem necessary, designate certain individuals as divisional officers. Any titles so given to divisional officers may be withdrawn at any time with or without cause by the Board of Directors or the Chief Executive Officer.

     SECTION 2. QUALIFICATIONS OF OFFICERS. All officers shall be and remain at all times shareholders of the corporation. An officer shall cease to be qualified as such upon sale or transfer of all of his holdings in the corporation.

     SECTION 3. CHAIRMAN OF THE BOARD. There may be elected a Chairman of the Board, who shall be chosen from among the directors, but who need not be an officer or an executive employee of the corporation. The Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, and shall have such other duties and powers as may be imposed or given by the Board of Directors.

     SECTION 4. PRESIDENT OR PRESIDENTS. The Board of Directors shall elect one or not more than two Presidents of the corporation. Each President shall have the power to see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform all other duties necessary or appropriate to his office, subject, however, to his right and the right of the directors to delegate any specific powers to any other officer or officers of the corporation. If two Presidents shall be elected, the Board of Directors at any time may delegate specific powers of the office of President to each President to be exercised individually as the Board of Directors may deem appropriate or the Board of Directors may delegate all powers of the office of President to both Presidents to be exercised jointly. If ever two Presidents shall be elected and shall disagree as to any matter concerning the corporation or subject to the exercise of joint powers, then such matter shall be finally determined by the Board of Directors. In the absence of the Chairman of the Board or if no Chairman is elected, the President or Presidents shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, unless otherwise directed by the Board of Directors. The President or Presidents shall be ex officio voting members of all standing committees designated by the Board of Directors except the Audit Committee, unless otherwise directed by the Board of Directors.

     SECTION 5. CHIEF EXECUTIVE OFFICER OR OFFICERS. The Board of Directors may appoint one or not more than two Chief Executive Officers of the corporation. The Chief Executive Officer or Officers shall be the Chairman of the Board, the President or Presidents of the corporation, or any combination thereof as appointed by the Board of Directors. The Chief Executive Officer or Officers, in addition to duties as Chairman of the Board or President as the case may be, shall have final authority, subject to the control of the Board of Directors, over the general policy and business of the corporation and shall have the general control and management of the business and affairs of the corporation. The Chief Executive Officer or Officers shall have the power, subject to the control of the Board of Directors, to appoint, suspend, or discharge and prescribe the duties and to fix the compensation of such agents and employees of the corporation, other than the officers appointed by the Board of Directors, as the Chief Executive Officer or Officers may deem necessary. If two Chief Executive Officers shall be appointed, the Board of Directors at any time may delegate specific powers of the position of Chief Executive Officer to each Chief Executive Officer to be exercised individually as the Board of Directors may deem appropriate or the Board of Directors may delegate all powers of the position of Chief Executive Officer to both Chief Executive Officers to be exercised jointly. If ever two Chief Executive Officers shall be appointed and shall disagree as to any matter concerning the corporation or subject to the exercise of joint powers, then such matter shall be finally determined by the Board of Directors.

     SECTION 6. CHIEF OPERATING OFFICER. There may be elected a Chief Operating Officer who shall, if elected, have general charge, control and supervision over the administration and operations of the corporation and shall have such other duties and powers as may be imposed or given by the Board of Directors. If no Chief Operating Officer is elected, the duties and powers of the Chief Operating Officer shall be performed by the Chief Executive Officer.

     SECTION 7. VICE PRESIDENTS. The Vice President or Vice Presidents shall perform such duties and have such powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe. The Vice President shall perform all duties of the President in case of the absence or disqualification of the President. There may be not more than six (6) Vice Presidents who shall act in the order of their appointment. The Board of Directors may at its discretion designate one or more of the Vice Presidents as Executive Vice Presidents or Senior Vice Presidents. Any Vice President so designated shall have such duties and responsibilities as the board shall prescribe.

     SECTION 8. SECRETARY. The Secretary shall attend all meetings of the shareholders, and of the Board of Directors and of the Executive Committee, and shall preserve in the books of the corporation true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the corporation and shall have authority to affix the same to all instruments where its use is required or appropriate. He shall give all notices required or appropriate pursuant to statute, bylaws, or resolution. He shall perform such other duties as may be delegated to him by the Board of Directors or by the Executive Committee.

     SECTION 9. TREASURER. The Treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements; he shall deposit all moneys, securities and other valuable effects in the name of the corporation in depositories as may be designated for that purpose by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors at the regular meetings of the board, and whenever requested by them, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors he shall deliver to the Chief Executive Officer of the corporation, and shall keep in force a bond in form, amount and with a surety or sureties satisfactory to the Board of Directors, conditioned for faithful performance of the duties of his office, and for restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his possession or under his control belonging to the corporation.

     SECTION 10. ASSISTANT SECRETARY AND ASSISTANT TREASURER. There may be elected an Assistant Secretary and Assistant Treasurer who shall, in the absence, disability or nonfeasance of the Secretary or Treasurer, perform the duties and exercise the powers of such persons respectively.

     SECTION 11. OTHER OFFICERS. All other officers, as may from time to time be appointed by the Board of Directors pursuant to Paragraph (a) of
Section 1 of this Article V, shall perform such duties and exercise such authority as the Board of Directors shall prescribe. All divisional officers, as may from time to time be appointed by the Board of Directors or the Chief Executive Officer pursuant to Paragraph (b) of Section 1 of this Article V, shall perform such duties and exercise such authority as the Board of Directors or the Chief Executive Officer shall prescribe.


                                ARTICLE VI

                              INDEMNIFICATION

     SECTION 1. INDEMNIFICATION OTHER THAN IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director or executive officer of the corporation, or, while serving as such a director or executive officer, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, shall be indemnified by the corporation against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create any presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful. Persons who are not directors or executive officers of the corporation may be indemnified in respect of such service to the extent authorized at any time by the Board of Directors, except as otherwise provided by statute or the Articles of Incorporation.

     SECTION 2. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or executive officer of the corporation, or, while serving as such a director or executive officer, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, shall be indemnified by the corporation against expenses, including actual and reasonable attorneys' fees and amounts paid in settlement incurred by him in connection with the defense or settlement of such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, or its shareholders, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been found liable to the corporation unless and only to the extent that the court in which such action, suit, or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Persons who are not directors or executive officers of the corporation may be indemnified in respect of such service to the extent authorized at any time by the Board of Directors, except as otherwise provided by statute or the Articles of Incorporation.

     SECTION 3. EXPENSES. To the extent that a director, executive officer, or other person whose indemnification is authorized by the Board of Directors, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue, or matter in the action, suit, or proceeding, he shall be indemnified against expenses, including actual and reasonable attorneys' fees incurred by him in connection with the action, suit, or proceeding and in any action, suit or proceeding brought to enforce the mandatory indemnification provided in this Section 3.

     SECTION 4. AUTHORIZATION OF INDEMNIFICATION. Any indemnification of a director, executive officer, or other person under Sections 1 or 2 of this Article, unless ordered by a court, shall be made by the corporation promptly, and in any event within ninety days, upon the written request of the director, executive officer, or other person, unless with respect to such application a determination is reasonably made that the director, executive officer, or other person failed to satisfy the applicable standard of conduct set forth in such Sections. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by a majority vote of a committee designated by the Board of Directors consisting of two or more directors not parties to the action, suit or proceeding, or (3) by independent legal counsel (who may be the regular counsel of the corporation) in a written opinion, or (4) by the shareholders. The right to indemnification or advances granted by this Article shall be enforceable by the director, executive officer, or other person in any court of competent jurisdiction, if the Board or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety days. His expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

     SECTION 5. ADVANCING OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in Sections 1 or 2 of this Article shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors pursuant to these Bylaws upon receipt of an undertaking by or on behalf of the director, executive officer, or other person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured. Notwithstanding the foregoing, no advance shall be made by the corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or, if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that, based upon the facts known to the Board or counsel at the time such determination is made, such person acted in bad faith and in a manner that he did not believe to be in or not opposed to the best interest of the corporation, or, with respect to any criminal proceeding, that he believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board or independent legal counsel reasonably determines that such person deliberately breached his duty to the corporation or its shareholders.

     SECTION 6. PARTIAL INDEMNIFICATION. If a person is entitled to indemnification under Sections 1 or 2 of this Article for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

     SECTION 7. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. The indemnification provided in this Article shall continue as to a person who ceases to be a director or executive officer or service in any other capacity, and shall inure to the benefit of the heirs, executors, and administrators of such a person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the corporation and the director, executive officer, or other person whose indemnification is authorized by the Board of Directors who serve in such capacities at any time while these Bylaws and other relevant provisions of the Michigan Business Corporation Act and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing. Notwithstanding the foregoing, the total amount of actual expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

     SECTION 8. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against any liability asserted against him and incurred by him in any such capacity, or arising out of his other status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

     SECTION 9. MERGERS. For the purposes of this Article, references to the "corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation in the same capacity.

     SECTION 10. SAVINGS CLAUSE. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the corporation shall nevertheless indemnify each director, executive officer or other person whose indemnification is authorized by the Board of Directors as to expenses, including attorneys' fees, judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

     SECTION 11. DEFINITIONS. For the purposes of this Article, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the corporation" shall include any service as a director, officer, partner, trustee, employee, or agent of the corporation, which imposes duties on, or involves services by the director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interest of the corporation or its shareholders" as referred to in Sections 1 and 2 of this Article.

     SECTION 12. CONSTRUCTION. It is the intent of this Article VI to grant to the directors and executive officers of the corporation (and such other persons as the Board of Directors may designate) the broadest indemnification permitted under the laws of the State of Michigan, as the same may be amended from time to time, and this Article shall be liberally construed to give effect to such intent. The corporation further intends, acknowledges, and agrees that all of the corporation's directors and executive officers have undertaken and will undertake the performance of their duties and obligations in reliance upon the indemnification provided for in this Article VI, and accordingly, such rights of indemnification may not be retroactively reduced or abolished as to any such director or executive officer with the written consent of such person.


                                ARTICLE VII

                               SUBSIDIARIES

     SECTION 1. SUBSIDIARIES. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may vote the shares of stock owned by the corporation in any subsidiary, whether wholly or partly owned by the corporation, in such manner as they may deem in the best interests of the corporation, including, without limitation, for the election of directors of any subsidiary corporation, or for any amendments to the charter or bylaws of any such subsidiary corporation, or for the liquidation, merger, or sale of assets of any such subsidiary corporation. The Board of Directors, the Chief Executive Officer or any executive officer designated by the Board of Directors may cause to be elected to the Board of Directors of any such subsidiary corporation such persons as they shall designate, any of whom may, but need not be, directors, executive officers, or other employees or agents of the corporation. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may instruct the directors of any such subsidiary corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary corporation, and such directors shall have no liability to the corporation as the result of any action taken in accordance with such instructions.

     SECTION 2. SUBSIDIARY OFFICERS NOT EXECUTIVE OFFICERS. The officers of any subsidiary corporation, shall not, by virtue of holding such title and position, be deemed to be executive officers of the corporation, nor shall any such officer of a subsidiary corporation, unless he shall also be a director or executive officer of the corporation, be entitled to have access to any files, records or other information relating or pertaining to the corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer.

                               ARTICLE VIII

                           CERTIFICATES OF STOCK

     SECTION 1. FORM. Every holder of stock in the corporation shall be entitled to have a certificate in the name of the corporation, signed by the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

     SECTION 2. FACSIMILE SIGNATURE. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such Chairman, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

     SECTION 4. TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 5. FIXING OF RECORD DATE BY BOARD. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payments of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, nor more than sixty
(60) days prior to any other action. Only shareholders of record on a record date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock.

     SECTION 6. PROVISION FOR RECORD DATE IN THE ABSENCE OF BOARD ACTION. If a record date is not fixed by the Board of Directors: (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and (b) the record date for determining shareholders entitled to express consent to corporate action in writing, without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (c) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the board relating thereto is adopted.

     SECTION 7. ADJOURNMENTS. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the board fixes a new record date for the adjourned meeting.

     SECTION 8. REGISTERED SHAREHOLDERS. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Michigan.

                                ARTICLE IX

                            GENERAL PROVISIONS

     SECTION 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

     SECTION 2. RESERVES. Before payment of any dividends, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 4. FISCAL YEAR. The fiscal year of the corporation shall end on the 31st day of December in each year, unless otherwise fixed by resolution of the Board of Directors.

     SECTION 5. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Michigan". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 6. WRITTEN WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                 ARTICLE X

                                AMENDMENTS

          These Bylaws may be altered or repealed at any regular or special meeting of the shareholders or of the Board of Directors, provided that the Board of Directors shall not make or alter any bylaws fixing their number,

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
qualifications, classifications, or terms of office. Except as otherwise required by law or the Articles of Incorporation, the vote of a majority of the shares present or represented by proxy and entitled to vote at a meeting of shareholders or the vote of not less than a majority of the members of the Board of Directors then in office shall be required to amend or repeal the Bylaws or to adopt new Bylaws.











































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